Exhibit 10.19
RESTRICTED STOCK UNIT AWARD AGREEMENT
          This Agreement made as of                      by and between NiSource Inc., a Delaware corporation (“NiSource”), and                      (“Director”).
          Whereas, Director is a nonemployee Director of NiSource and is designated as a Participant in the NiSource Nonemployee Director Stock Incentive Plan (“Plan”), and is entitled to a grant of restricted stock units related to common shares $.01 par value of NiSource (“Restricted Stock Units”):
          1. Grant of Restricted Stock Units. Subject to the provisions set forth herein and the terms and conditions of the Plan, the terms of which are hereby incorporated by reference, NiSource hereby grants to Director                      Restricted Stock Units.
          2. Vesting. The Restricted Stock Units shall be subject to vesting as provided in Section 6.9 of the Plan. In the event the Director ceases to be a director of NiSource prior to full vesting of the Restricted Stock Units, the Director’s right to the Restricted Stock Units shall be governed by Section 6.9 of the Plan.
          3. Stock Ownership Rights and Dividends. During the period of restriction, Director shall not be entitled to all voting and other stock ownership rights with respect to the Restricted Stock Units. Notwithstanding the preceding sentence, all dividends or other distributions declared and paid with respect to the Restricted Stock Units shall be credited to the Director’s Restricted Stock Unit Account, and shall be fully vested and granted pursuant to Section 6.11.
          4. Restriction on Disposition. Director acknowledges that the Restricted Stock Units may not be transferred except in accordance with the provisions of Section 6.9 of the Plan.
          5. Conflicts. In the event of conflicts between this Agreement and the Plan, the terms of the Plan shall govern.
          6. Binding Effect. This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
          7. Governing Law. This Agreement shall be construed under the laws of the State of Indiana.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
NiSource Inc.

By
	Robert C. Skaggs, Jr.	(Director)